UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934
Date of Report (Date of earliest event reported): February 23, 2007
Global Telecom & Technology, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51211	20-2096338

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8484 Westpark Drive
Suite 720
McLean, Virginia 22102

(Address of principal executive offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (703) 442-5500

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     Effective February 23, 2007 (the “Separation Date”), D. Michael Keenan resigned his position as Chief Executive Officer of Global Telecom & Technology, Inc. (the “Company”). On February 22, 2007, Mr. Keenan and the Company entered into a letter agreement terminating the employment agreement, dated October 15, 2006, between Mr. Keenan and the Company (the “Separation Agreement”). Pursuant to the terms of the Separation Agreement, Mr. Keenan will receive the following payments and benefits: (1) continued payment of his annual base salary and health benefits for a period of 12 months following the Separation Date, (2) a bonus in the amount of $166,667, payable on the earlier of the 12-month anniversary of the Separation Date or such date as the Company awards bonuses to its executives with respect to its 2007 fiscal year, and (3) the 150,000 shares of restricted common stock of the Company granted to Mr. Keenan pursuant to his employment agreement will vest in full at the same time as such bonus is paid to Mr. Keenan (but in any event no later than the 12-month anniversary of the Separation Date). All provisions in Mr. Keenan’s pre-existing employment agreement that by their terms survive termination of such agreement will remain in full force and effect in accordance with such terms.
     Also pursuant to the terms of the Separation Agreement, Mr. Keenan will continue to serve as a member of the Company’s board of directors (subject to any required stockholder approvals) until his direct ownership interest in the Company represents less than 5% of the Company’s outstanding shares of common stock (excluding warrants and stock options), after which time Mr. Keenan would resign immediately upon a request from the Company’s Chairman.
     Also effective February 23, 2007, the Company appointed H. Brian Thompson to serve as Interim Chief Executive Officer of the Company. Mr. Thompson, age 67, has served as Chairman of our board of directors since our inception in January 2005 and as our Executive Chairman since October 2006. From January 2005 to October 2006, Mr. Thompson also served as our Chief Executive Officer. Since January 2003, Mr. Thompson also has been the Chairman of Comsat International, one of the largest independent telecommunications operators serving Latin America. Mr. Thompson has also been the Chief Executive Officer of Universal Telecommunications, Inc., a private equity investment and advisory firm, focused on consolidations and start-up companies in the communications industry, since he formed it in June 1991. Since October 1998, Mr. Thompson has also served as the Co-Chairman for the Americas of the Global Information Infrastructure Commission, a multinational organization comprised of international communication industry professionals. From March 1999 to September 2000, Mr. Thompson was Chairman and Chief Executive Officer of Global TeleSystems, Inc. (formerly Global TeleSystems Group, Inc.), a provider of broadband, internet and voice services, serving businesses and carriers throughout Europe. Mr. Thompson currently serves as a member of the board of directors of the following public companies: Sonus Networks, Inc. (NASDAQ: SONS), United Auto Group Inc. (NYSE: UAG), Axcelis Technologies, Inc. (NASDAQ: ACLS), and Bell Canada International, Inc. (NEX: BI.H). Mr. Thompson serves as a member of the Irish Prime Minister’s Ireland-America Economic Advisory Board. Mr. Thompson received a B.S. from the University of Massachusetts and an M.B.A. from Harvard Business School.

     The description of the Separation Agreement set forth above is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is attached hereto as Exhibit 10.1.
Item 9.01 Financial Statements and Exhibits.

Exhibit
Number	Description

10.1	Separation Agreement with D. Michael Keenan, dated February 22, 2007

99.1	Press Release by Global Telecom & Technology, Inc., dated February 23, 2007*

*	This information is not deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and is not incorporated by reference into any registration statements under the Securities Act of 1933, as amended.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 23, 2007

GLOBAL TELECOM & TECHNOLOGY, INC.
By:	/s/ H. Brian Thompson
H. Brian Thompson
Executive Chairman and Interim Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Separation Agreement with D. Michael Keenan, dated February 22, 2007

99.1	Press Release by Global Telecom & Technology, Inc., dated February 23, 2007*

*	This information is not deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and is not incorporated by reference into any registration statements under the Securities Act of 1933, as amended.